                                                                   EXHIBIT 23.5

                         Consent Of Ferguson & Company


         We hereby consent to the reference to our fairness opinion letter to the Board of Directors of First Savings Bancorp, Inc. in the Proxy Statement/Prospectus constituting part of this Registration Statement.


Ferguson & Company


/s/ Robin L. Fussell

Robin L. Fussell
Principal



Hurst, Texas
March 31, 2000